EXHIBIT 12

LAW OFFICES OF GARY L. BLUM

3278 WILSHIRE BOULEVARD

SUITE 603

LOS ANGELES, CALIFORNIA

90010

GARY L. BLUM	TELEPHONE: (213) 369-8112
EMAIL: gblum@gblumlaw.com

October 24, 2024

Social Investment Holdings, Inc.

5727 NW 17 Ave.

Miami, FL 33142

Re:	Offering Statement on Form 1-A/A1

Ladies and Gentlemen:

I am special securities counsel for Social Investment Holdings, Inc., a Florida corporation (the “Company”), in connection with the proposed public offering of up to 2,500,000 shares of the common stock, $0.0001 par value per share (“Common Stock”), of the Company under the Securities Act of 1933, as amended, through an Offering Statement on Form 1-A/A1 (the “Offering Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission on or about October 25, 2024.

In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

(1) Certificate of Incorporation, of the Company as filed with the Secretary of State of Florida;

(2) By-laws of the Company;

(3) Corporate minutes containing the written resolutions of the Board of Directors of the Company;

(4) The Offering Statement; and

(5) The other exhibits of the Registration Statement.

I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

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In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified, conformed, facsimile, electronic or photostatic copies. I have relied upon the statements contained in the Offering Statement and certificates of officers of the Company, and I have made no independent investigation with regard thereto.

Based upon the foregoing and in reliance thereon, it is my opinion that the 2,500,000 shares of common stock being offered by the Company under the Offering Statement will be legally issued, fully paid and non-assessable when issued, pursuant to the laws of the State of Florida and the laws of the United States of America.

I hereby consent to this opinion being included as an exhibit to the Offering Statement and to the use of my name under the caption “EXPERTS” in the prospectus constituting a part thereof.

Law Offices of Gary L. Blum

/s/ Gary L. Blum, Esq.
Gary L. Blum, Esq.

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